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                  FIRST MODIFICATION TO LOAN AGREEMENT and NOTE among STRONGHOLD
                  TECHNOLOGIES, INC., a New Jersey Corporation ("Stronghold
                  NJ"), STRONGHOLD TECHNOLOGIES, INC., a Nevada Corporation ("Stronghold Nevada")(Stronghold NJ and Stronghold Nevada, together referred to as the "Borrowers"), both having an address c/o Christopher J. Carey, at 450 Claremont Road, Bernardsville, New Jersey 07924, CHRISTOPHER J. CAREY, residing at 450 Claremont Road, Bernardsville, New Jersey
                  07924 (the "Guarantor"), and UNITEDTRUST BANK, having an address at 1130 Route 22 East, P.O. Box 6000, Bridgewater, New Jersey 08807 (the "Bank").

                  The Bank, the Borrowers and the Guarantor are parties to a Loan Agreement dated as of September 30, 2002 (the "Loan Agreement"). In connection with the Loan Agreement, the Borrowers executed and delivered to the Bank a Commercial Loan Note in the original principal amount of $1,500,000.00 (the "Note") dated September 30, 2002 evidencing the Loan as described in the Loan Agreement. As of the date of this Modification Agreement, a principal balance of $1,291,666.65 was due and owing to the Bank under the Loan. Repayment of all sums due to the Bank under the Note and Loan Agreement is unconditionally guaranteed by the Guarantor pursuant to a Guaranty of Payment dated as of September 30, 2002 (the "Guaranty"). In consideration of the mutual promises and covenants set forth herein, the Bank, the Borrowers and the Guarantor hereby agree to modify the terms of the Loan Agreement and Note as follows:

                  1. All capitalized terms not defined in this Modification Agreement shall have the same meaning set forth in the Note and/or the Loan Agreement.

                  2. Paragraph 4 of the Note is hereby amended to provide that commencing with the July 2003 payment, the monthly payments of principal and accrued interest shall be paid to the Bank on the 15th day of each month rather than on the 1st day of each month. Paragraph 4 of the Note is also revised to provide that from the date of this Modification Agreement until the Maturity Date, the following payments shall be made to the Bank under the Note:



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         (a) On the date hereof and on the 15th day of each month through
December 15, 2003, principal payments of $10,000.00 each, together with accrued interest, shall be paid by the Borrower;

         (b) On January 15, 2004 and on the 15th day of each month through December 15, 2004, principal payments of $15,000.00 each, together with accrued interest, shall be paid by the Borrower;

         (c) On January 15, 2005 and on the 15th day of each month through December 15, 2005, principal payments of $20,000.00 each, together with accrued interest, shall be paid by the Borrower; and

         (d) On the Maturity Date of January 1, 2006, a balloon payment equal to all outstanding principal and accrued interest shall be due and payable.

         The monthly payment of principal and interest due on July 1, 2003 has not been paid by the Borrowers. Accordingly, upon the execution of this Modification Agreement, the Borrowers shall pay the Bank the principal payment of $10,000.00 for July together with all interest and late fees accrued under the Loan through July 15, 2003. Provided such payment is made on the date of this Modification Agreement, the Bank will waive any Event of Default which may have existed under the Loan Agreement and Note as a result of the Borrowers' failure to pay the July 1, 2003 payment when due.

                  3. To further secure the repayment of the Loan, and in consideration of the modification of the repayment terms of the Note made herein, contemporaneously with the execution of this Modification Agreement, the


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Guarantor and his spouse, Mary W. Carey, shall execute and deliver to the Bank a mortgage (the "Mortgage") constituting a second lien on their real property located at 450 Claremont Road, Bernardsville, N.J. and also known as Lot 4,
Block 4 on the Tax Map of the Borough of Bernardsville, Somerset County, New Jersey (the "Property"). The lien of the Mortgage shall be subject and subordinate only to a first mortgage given to PNC Mortgage Corp. and now held or serviced by Washington Mutual Federal Savings Bank having a current outstanding balance of not more than $2,253,000.00 (the "First Mortgage"). Mary W. Carey shall also execute and deliver to the Bank a Limited Guaranty pursuant to which she shall unconditionally guaranty the repayment of all obligations of the Borrower to the Bank under the Loan and further providing that her liability thereunder shall be limited to her interest in the Property (her obligation shall be non-recourse and foreclosing her interest in the Property shall be the Bank's sole remedy under her Limited Guaranty). The Guarantor, at the expense of the Guarantor or the Borrowers, shall cause, as soon as reasonably practicable after the recording of the Mortgage, a policy of title insurance to be issued in favor of the Bank inuring that its Mortgage is a valid second lien against the Property, subject to no liens other than the lien of the First Mortgage.

                  4. If the Property is sold by the Guarantor, the Bank agrees that it will release the lien of its Mortgage provided no Event of Default as defined in the Loan Agreement has occurred and substitute collateral, in the form of readily marketable securities or other liquid assets in an amount and form satisfactory to the Bank, is given to the Bank. Such substitute collateral must have a Security Value (determined as set forth below) greater than the outstanding balance of the Loan. If the substitute collateral consists of a Savings Account or Certificate of Deposit at the Bank, the Bank will assign a Security Value for this type of collateral of 98% of its current market value. If the substitute collateral consists of U.S. Government Obligations, U.S. Federal Agency Issues or a Savings Account or Certificate of Deposit at a bank other than the Bank, the Bank will assign a Security Value for this type of

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collateral of 90% of its current market value. If the substitute collateral consists of obligations of the State of New Jersey or any municipality or governmental authority in the State of New Jersey, the Bank will assign a Security Value of 80% of its current market value. If the substitute collateral consists of stock publicly traded on the New York Stock Exchange, the American Stock Exchange, NASDAQ, or OTC, such stock must have a per share value of at least $10.00, and the Bank will assign a Security Value for this type of collateral of 70% of its current market value. The Bank further agrees that if the Guarantor subdivides and sells the portion of the Property (comprised of approximately 10 acres) upon which a guest house is now situated, the Bank will release such portion of the Property from the lien of its Mortgage provided that
(i) no Event of Default as defined in the Loan Agreement has occurred, (ii) the Bank's Mortgage continues on the remaining portion of the Property and the Bank is reasonably satisfied that such remaining portion is a properly subdivided property upon which the main residence continues to be situated, (iii) the Bank is reasonably satisfied that the remaining balance then due under the Loan is no greater than 65% of the value of the remaining portion of the Property not being released, and (iv) at least 33% of the proceeds from such sale are used to pay down the amounts due on the First Mortgage (the Bank must be advised of the use of all sale proceeds). The Borrowers must reimburse the Bank for all reasonable legal fees and other reasonable expenses which may be incurred by the Bank in connection with any requested substitution or release of collateral.

                  5. The Borrowers shall reimburse the Bank for the cost of all attorney fees and other expenses incurred by the Bank in connection with the modification of the Loan and the preparation of this Modification Agreement. The

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Borrowers shall also reimburse the Bank for the cost of an appraisal of the
Property in the amount of up to $2,400.00.

                  6. The Bank presently holds a first lien security interest against of the assets of the Borrowers pursuant to the terms of a Security Agreement dated as of September 30, 2002 (the "Security Agreement"). The Borrowers have advised the Bank that new financing may be obtained by the Borrowers from another lender and have requested the Bank to subordinate its lien against the Borrowers' assets to the lien of the new lender. The Bank agrees that it will subordinate its lien against the assets of the Borrowers to the lien of a new lender provided: (i) no Event of Default as defined in the Loan Agreement has occurred; (ii) the total indebtedness of the Borrowers to the new lender does not exceed $2,000,000.00, and (iii) the Bank is provided with copies of all documentation evidencing the obligation and security interest granted to the new lender. The Borrowers must reimburse the Bank for all reasonable legal fees and other reasonable expenses which may be incurred by the Bank in connection with any requested subordination of its lien.

                  7. By executing this Modification Agreement, the Guarantor hereby ratifies the Guaranty and acknowledges that he has unconditionally guaranteed the repayment of all sums due under the Note as modified by this Modification Agreement.

                  8. Except as expressly modified herein, the Loan Agreement and Note shall continue in full force and effect. By executing this Modification Agreement, the Borrowers and the Guarantor hereby acknowledge that the Loan Agreement, the Note, the Guaranty, the Security Agreement, and all other documents executed by the Borrowers in connection with the Loan shall continue in full force and effect, are valid and binding, and they hereby expressly ratify, confirm and reaffirm all terms and conditions thereof. The Borrowers and Guarantor hereby represent, warrant and confirm that there are no set-offs, defenses, rights, claims or causes of action of any nature whatsoever which the

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Borrowers or Guarantor have or may assert against the Bank with respect to the
Loan Agreement, the Note, the Guaranty and the other documents executed in connection therewith.

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                  IN WITNESS WHEREOF the parties have executed this Modification
Agreement as of July 31, 2003.

Witnessed or                               Stronghold Technologies, Inc., a New
Attested by:                               Jersey corporation, Borrower


      /s/ Jean Herbert                     By:  /s/ Christopher J.  Carey
-----------------------------------           ----------------------------------
                                                Christopher J. Carey, President



Witnessed or                                Stronghold Technologies, Inc., a
Attested by:                                Nevada corporation, Borrower



    /s/ Jean Herbert                        By: /s/ Christopher J. Carey
------------------------------------           ---------------------------------
                                                 Christopher J. Carey, President

Witnessed by:



    /s/ Jean Herbert                        By: /s/ Christopher J. Carey
-------------------------------------           -------------------------------
                                                Christopher J. Carey, Guarantor


Witnessed by:                               UNITEDTRUST BANK



/s/ James R. Ottobre, Esq.                  By:   /s/ John F. Hurley
--------------------------                        ------------------------------
 James R. Ottobre, Esq.                           John F. Hurley, Vice President

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